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                                                                     EXHIBIT 11

                          CARDIAC CONTROL SYSTEMS, INC.

                      COMPUTATION OF INCOME (LOSS) PER SHARE
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
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Year Ended March 31,                                               1996            1995
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
PRIMARY INCOME (LOSS) PER SHARE:
  Net loss before extraordinary gain.......................     $ (261,505)     $ (281,817)
  Extraordinary gain.......................................             -        1,656,788
                                                                ---------------------------
  Net income (loss)........................................     $ (261,505)     $1,374,971
                                                                ===========================

  Weighted average number
    of common shares outstanding...........................      1,356,607       1,270,051
  Net common shares issuable on exercise of certain stock
    options and warrants (a)...............................              -         102,048
                                                                 --------------------------
  Weighted average number of common shares outstanding,
    as adjusted............................................      1,356,607       1,372,099
                                                                ===========================

  Loss per common share before extraordinary gain..........     $     (.19)     $     (.21)
  Extraordinary gain per common share......................              -            1.21
                                                                 --------------------------
  Net income (loss) per common share.......................     $     (.19)     $     1.00
                                                                ===========================

FULLY DILUTED INCOME (LOSS) PER SHARE:
  Net loss before extraordinary gain.......................     $ (261,505)     $ (281,817)
  Adjustment for interest assuming conversion of 5%
    convertible debentures.................................             -           65,031
                                                                 --------------------------
  Net loss before extraordinary gain as adjusted...........       (261,505)       (216,786)
  Extraordinary gain.......................................              -       1,656,788
  Net income (loss), as adjusted...........................     $ (261,505)     $1,440,002
                                                                ===========================

  Weighted average number of common shares outstanding,
    as adjusted per primary computation above..............       1,356,607      1,372,099
  Net  common shares issuable on exercise of certain stock
    options and warrants (a)...............................              -             339
  Net common shares issuable on conversion of 5% convertible
    debentures.............................................              -         461,683
                                                                 --------------------------
  Weighted average number of common shares outstanding,
    as adjusted............................................       1,356,607      1,834,121
                                                                ===========================

  Fully diluted loss per common share before extraordinary
    gain...................................................      $     (.19)    $     (.11)
  Extraordinary gain per common share......................               -            .90
                                                                 --------------------------
  Fully diluted income (loss) per common share.............      $     (.19)    $      .79
                                                                ===========================

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(a)  Net Common Shares issuable on exercise of outstanding stock options and warrants have not been included in the computation for the year ended March 31, 1996 since inclusion thereof would have an anti-dilutive effect on the loss per Common Share.

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